Exhibit 99.1

FOR IMMEDIATE RELEASE
October 18, 2005
For more information contact:
Ray Braun — (419) 247-2800
Mike Crabtree — (419) 247-2800
Scott Estes — (419) 247-2800
Health Care REIT, Inc.
Reports Third Quarter Results
Toledo, Ohio, October 18, 2005 Health Care REIT, Inc. (NYSE/HCN) announced today operating results for its third quarter ended September 30, 2005.
“We are pleased to report a 13% increase in third quarter FAD to $0.77,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “Our record quarterly earnings resulted from the $217 million of net new investments completed during the first half of 2005. We intend to maintain our disciplined approach to investing, leaving us well-positioned for 2006 and beyond.”
The Board of Directors declared a dividend for the quarter ended September 30, 2005 of $0.62 per share as compared to $0.60 per share for the same period in 2004. The dividend represents the 138th consecutive dividend payment. The dividend will be payable November 21, 2005 to stockholders of record on October 31, 2005.
Summary of Third Quarter Results
(In thousands, except per share data)

	Three Months Ended	Three Months Ended
	September 30, 2005	September 30, 2004
Revenues	$73,065	$61,801
Net Income Available to Common Stockholders	$19,908	$19,004
Funds From Operations	$41,975	$37,893
Funds From Operations — Adjusted (1)	$41,975	$38,207
Funds Available for Distribution	$41,857	$34,891
Funds Available for Distribution — Adjusted (1)	$41,857	$35,205
Net Income Per Diluted Share	$0.37	$0.37
FFO Per Diluted Share	$0.77	$0.73
FFO Per Diluted Share — Adjusted (1)	$0.77	$0.73
FAD Per Diluted Share	$0.77	$0.67
FAD Per Diluted Share — Adjusted (1)	$0.77	$0.68
Dividend Per Share	$0.62	$0.60
FFO Payout Ratio	81%	82%
FFO Payout Ratio — Adjusted (1)	81%	82%
FAD Payout Ratio	81%	90%
FAD Payout Ratio — Adjusted (1)	81%	88%

(1)	Adjusted for impairment of assets in 3Q04.

3Q05 Earnings Release	October 18, 2005
Summary of Year to Date Results
(In thousands, except per share data)

	Nine Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2004
Revenues	$207,280	$176,684
Net Income Available to Common Stockholders	$36,105	$56,866
Funds From Operations	$99,712	$109,442
Funds From Operations — Adjusted (1)	$118,160	$109,756
Funds Available for Distribution	$95,563	$97,307
Funds Available for Distribution — Adjusted (1)	$114,011	$97,621
Net Income Per Diluted Share	$0.67	$1.10
FFO Per Diluted Share	$1.85	$2.11
FFO Per Diluted Share — Adjusted (1)	$2.19	$2.12
FAD Per Diluted Share	$1.77	$1.88
FAD Per Diluted Share — Adjusted (1)	$2.12	$1.89
Dividend Per Share	$1.84	$1.785
FFO Payout Ratio	99%	85%
FFO Payout Ratio — Adjusted (1)	84%	84%
FAD Payout Ratio	104%	95%
FAD Payout Ratio — Adjusted (1)	87%	94%

(1)	Adjusted for loss on extinguishment of debt in 2Q05 and impairment of assets in 3Q04.
The company had a total outstanding debt balance of $1.4 billion at September 30, 2005, as compared with $1.1 billion at September 30, 2004, and stockholders’ equity of $1.3 billion. At September 30, 2005, the company’s debt to total book capitalization ratio was 51% and the debt to total market capitalization ratio was 37%. For the nine months ended September 30, 2005, the company’s coverage ratio of EBITDA to interest was 3.25 to 1.00 and the coverage ratio of EBITDA to fixed charges was 2.58 to 1.00, after adjusting for the one-time debt extinguishment charge of $18.4 million in the second quarter of 2005.
Straight-line Rent. The company recorded $0.1 million and $4.1 million of straight-line rent for the three and nine months ended September 30, 2005, respectively. Straight-line rent is net of $2.8 million and $6.0 million in cash payments outside normal monthly rental payments for the three and nine month periods, respectively.
Outlook for 2005. The company is refining its 2005 net new investment guidance to a range of $125 to $175 million from $100 to $200 million. The net new investment guidance excludes approximately $300 million of portfolio acquisitions currently in underwriting with an average yield of 8.25%. All new investments will primarily comprise leases that will not require rents to be straight-lined. The company currently expects to report net income available to common stockholders in the range of $1.02 to $1.04 per diluted share. Excluding the loss on extinguishment of debt and any additional one-time items, the company is also narrowing its guidance for 2005 FFO to a range of $2.91 to $2.93 from $2.90 to $2.98 per diluted share. The company now expects to record straight-line rent of approximately $7 million for the full year 2005, before any additional cash payments outside normal monthly rental payments, and is revising its 2005 FAD guidance to a range of $2.78 to $2.80 from $2.72 to $2.80 per diluted share. The company also anticipates that general and administrative expenses will total between $17.8 million and $18.3 million for the full year 2005. For the fourth quarter of 2005, the company has assumed: (1) gross investments of $35 to $65 million at an average initial yield of 9.0% occurring on average during the latter half of the fourth quarter; (2) dispositions of $100 to $150 million at an average yield of 9.25%; (3) any proceeds from dispositions are used to pay down the company’s outstanding line of credit balance; (4) general and administrative expenses of $4.8 to $5.3 million; and (5) no additional capital raising activities outside of the company’s DRIP plan.

3Q05 Earnings Release	October 18, 2005
The company’s guidance does not account for any impairments or unanticipated additions to the loan loss reserve. Additionally, the company will be managed to maintain investment grade status with a capital structure consistent with its current profile. Please see Exhibit 15 for a reconciliation of the outlook for net income to FFO and FAD.
Supplemental Reporting Measures. The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the non-cash straight-line rental adjustments.
EBITDA stands for earnings before interest, taxes, depreciation and amortization. Additionally, the company excludes the non-cash provision for loan losses. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio which represents EBITDA divided by interest expense.
In October 2003, NAREIT informed its member companies that the SEC had changed its position on certain aspects of the NAREIT FFO definition, including impairment charges. Previously, the SEC accepted NAREIT’s view that impairment charges were effectively an early recognition of an expected loss on an impending sale of property and thus should be excluded from FFO similar to other gains and losses on sales. However, the SEC’s clarified interpretation is that recurring impairments taken on real property may not be added back to net income in the calculation of FFO and FAD. Although the company has adopted this recommendation, it has also disclosed FFO and FAD adjusted for the impairment charge in 2004 for enhanced clarity.
In April 2002, the Financial Accounting Standards Board issued Statement No. 145 that requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement No. 4. The company adopted the standard effective January 1, 2003 and has properly reflected the current quarter loss on extinguishment of debt which may not be added back to net income in the calculation of FFO. Although the company has adopted this treatment, it has also disclosed FFO, FAD and EBITDA adjusted for the loss on extinguishment of debt in 2005 for enhanced clarity.
FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results, in making operating decisions and for budget planning purposes. Additionally, FFO and FAD are utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO,

3Q05 Earnings Release	October 18, 2005
FAD and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 13, 14 and 16 for reconciliations of FAD, FFO and EBITDA to net income.
Conference Call Information. The company has scheduled a conference call on October 19, 2005, at 9:00 a.m. Eastern time to discuss its third quarter results, industry trends, portfolio performance and outlook for 2005. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading Press Releases.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests primarily in skilled nursing and assisted living facilities. At September 30, 2005, the company had investments in 426 facilities in 37 states with 52 operators and had total assets of approximately $2.7 billion. The portfolio included 233 assisted living facilities, 180 skilled nursing facilities and 13 specialty care facilities. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the performance of its operators and properties; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; current serious issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, operators’ difficulty in obtaining and maintaining adequate liability and other insurance, and competition within the health care and senior housing industries; changes in financing terms available to the company; changes in federal, state and local legislation; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; changes in the company’s ability to transition or sell facilities with a profitable result; inaccuracies in any of the company’s assumptions; and changes in rules or practices governing the company’s financial reporting. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
FINANCIAL SCHEDULES FOLLOW
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3Q05 Earnings Release	October 18, 2005
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	September 30
	2005	2004
Assets
Real estate investments:
Real property owned
Land	$225,604	$193,802
Buildings & improvements	2,373,762	2,075,442
Real property held for sale, net of accumulated depreciation	52,167	0
Construction in progress	1,135	24,025

	2,652,668	2,293,269
Less accumulated depreciation	(265,478)	(200,923)

Total real property owned	2,387,190	2,092,346

Loans receivable
Real property loans	213,172	209,449
Subdebt investments	22,087	59,372

	235,259	268,821
Less allowance for losses on loans receivable	(6,161)	(8,725)

	229,098	260,096

Net real estate investments	2,616,288	2,352,442

Other assets:
Equity investments	3,298	3,298
Deferred loan expenses	8,781	7,506
Cash and cash equivalents	27,119	15,419
Receivables and other assets	81,412	72,649

	120,610	98,872

Total assets	$2,736,898	$2,451,314

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$304,000	$80,000
Senior unsecured notes	894,830	875,000
Secured debt	174,324	146,341
Accrued expenses and other liabilities	44,048	15,959

Total liabilities	1,417,202	1,117,300

Stockholders’ equity:
Preferred stock	276,989	289,294
Common stock	54,534	52,127
Capital in excess of par value	1,191,240	1,117,782
Treasury stock	(1,766)	(850)
Cumulative net income	798,183	724,607
Cumulative dividends	(999,737)	(847,922)
Accumulated other comprehensive income	1	1
Other equity	252	(1,025)

Total stockholders’ equity	1,319,696	1,334,014

Total liabilities and stockholders’ equity	$2,736,898	$2,451,314

3Q05 Earnings Release	October 18, 2005
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Revenues:
Rental income	$67,295	$55,648	$189,289	$157,615
Interest income	4,997	5,560	15,249	17,196
Transaction fees and other income	773	593	2,742	1,873

Gross revenues	73,065	61,801	207,280	176,684

Expenses:
Interest expense	21,205	17,376	59,924	51,663
Provision for depreciation	21,176	18,088	60,665	50,038
General and administrative	4,640	3,618	12,993	10,339
Loan expense	673	805	2,209	2,568
Impairment of assets	0	314	0	314
Loss on extinguishment of debt	0	0	18,448	0
Provision for loan losses	300	300	900	900

Total expenses	47,994	40,501	155,139	115,822

Income from continuing operations	25,071	21,300	52,141	60,862

Discontinued operations:
Gain (loss) on sales of properties	0	0	(134)	1,129
Income (loss) from discontinued operations, net	226	507	359	2,170

	226	507	225	3,299

Net income	25,297	21,807	52,366	64,161

Preferred dividends	5,389	2,803	16,261	7,295

Net income (loss) available to common stockholders	$19,908	$19,004	$36,105	$56,866

Average number of common shares outstanding:
Basic	54,038	51,538	53,498	51,200
Diluted	54,359	52,008	53,867	51,787

Net income (loss) available to common stockholders per share:
Basic	$0.37	$0.37	$0.67	$1.11
Diluted	0.37	0.37	0.67	1.10

Dividends per share	$0.62	$0.60	$1.84	$1.785

3Q05 Earnings Release	October 18, 2005
HEALTH CARE REIT, INC.
Financial Supplement — September 30, 2005

Portfolio Composition ($000’s)	Exhibit 1

	# Properties	# Beds/Units	Balance	% Balance

Balance Sheet Data
Real Property	406	39,149	$2,387,190	91%
Loans Receivable (1)	20	2,383	213,172	8%
Subdebt Investments	0	0	22,087	1%

Total Investments	426	41,532	$2,622,449	100%

	# Properties	# Beds/Units	Investment (2)	% Investment

Investment Data
Assisted Living Facilities	233	15,639	$1,325,489	50%
Skilled Nursing Facilities	180	24,626	1,093,750	42%
Specialty Care Facilities	13	1,267	205,660	8%

Real Estate Investments	426	41,532	$2,624,899	100%

Notes: (1)	Includes $22,005,000 of loans on non-accrual.

(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $2,622,449,000 and $2,450,000, respectively.

Revenue Composition ($000’s)	Exhibit 2

	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
Revenue by Investment Type (1)
Real Property	$69,546	93%	$196,184	93%
Loans Receivable	4,529	6%	13,670	6%
Subdebt Investments	526	1%	1,924	1%

Total	$74,601	100%	$211,778	100%

Revenue by Facility Type (1)
Assisted Living Facilities	$36,586	49%	$109,685	52%
Skilled Nursing Facilities	32,931	44%	88,678	42%
Specialty Care Facilities	5,084	7%	13,415	6%

Total	$74,601	100%	$211,778	100%

Notes: (1)	Revenues include gross revenues and revenues from discontinued operations.

3Q05 Earnings Release	October 18, 2005

Operator Concentration ($000’s)	Exhibit 3

	# Properties	Investment	% Investment

Concentration by Investment
Emeritus Corporation	50	$364,607	14%
Southern Assisted Living, Inc.	43	197,285	8%
Commonwealth Communities Management LLC	13	192,536	7%
Delta Health Group, Inc.	25	174,347	7%
Home Quality Management, Inc.	29	159,928	6%
Remaining operators (47)	266	1,536,196	58%

Total	426	$2,624,899	100%

Geographic Concentration ($000’s)	Exhibit 4

	# Properties	Investment	% Investment
Concentration by Region
South	265	$1,426,761	54%
Northeast	62	529,928	20%
West	52	314,004	12%
Midwest	47	354,206	14%

Total	426	$2,624,899	100%

	# Properties	Investment	% Investment
Concentration by State
Florida	61	$385,367	15%
Massachusetts	36	354,079	13%
Texas	48	221,741	8%
North Carolina	42	193,537	7%
Ohio	19	163,428	6%
Remaining States (32)	220	1,306,747	51%

Total	426	$2,624,899	100%

3Q05 Earnings Release	October 18, 2005

Committed Investment Balances	Exhibit 5
($000’s except Investment per Bed/Unit)

			Committed	Investment
	# Properties	# Beds/Units	Balance (1)	per Bed/Unit

Assisted Living Facilities	233	15,639	$1,326,549	$84,823
Skilled Nursing Facilities	180	24,626	1,093,750	44,414
Specialty Care Facilities	13	1,267	205,660	162,320

Total	426	41,532	$2,625,959	-na-

Notes: (1)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Selected Facility Data	Exhibit 6

					Coverage Data
		% Payor Mix			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees

Assisted Living Facilities	88%	85%	0%	15%	1.51x	1.28x
Skilled Nursing Facilities	86%	15%	16%	69%	2.20x	1.65x
Specialty Care Facilities	67%	29%	39%	32%	3.53x	2.91x

			Weighted Averages		1.91x	1.54x

Notes:	Data as of June 30, 2005

Credit Support ($000’s)	Exhibit 7

	Balance	% Investment

Cross Defaulted	$2,536,220	97% of gross real estate investments
Cross Collateralized	184,363	86% of real property loans receivable
Master Leases	2,036,478	85% of real property owned

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance

Borrowings Under Bank Lines	$304,000	11%	Debt/Total Book Cap	51%
Long-Term Debt Obligations	1,069,154	40%	Debt/Undepreciated Book Cap	46%
Stockholders’ Equity	1,319,696	49%	Debt/Total Market Cap	37%

Total Book Capitalization	$2,692,850	100%
			Interest Coverage	3.25x 3rd Qtr.
Common Shares Outstanding (000’s)	54,630			2.96x YTD
Period-End Share Price	$37.09		Interest Coverage	3.25x 3rd Qtr.

Common Stock Market Value	$2,026,227	55%	- adjusted	3.25x YTD
Preferred Stock	276,989	8%	Fixed Charge Coverage	2.60x 3rd Qtr.
Borrowings Under Bank Lines	304,000	8%		2.34x YTD
Long-Term Debt Obligations	1,069,154	29%	Fixed Charge Coverage	2.60x 3rd Qtr.

Total Market Capitalization	$3,676,370	100%	- adjusted	2.58x YTD

3Q05 Earnings Release	October 18, 2005

Revenue Maturities ($000’s)	Exhibit 8
Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total

2005	$7,339	$652	$7,991	3%
2006	0	1,592	1,592	1%
2007	0	1,188	1,188	0%
2008	0	4,855	4,855	2%
2009	906	2,006	2,912	1%
Thereafter	266,144	9,017	275,161	93%

Total	$274,389	$19,310	$293,699	100%

Notes: (1)	Revenue impact by year, annualized.

Debt Maturities and Principal Payments ($000’s)	Exhibit 9

Year	Lines of Credit (1)	Senior Notes	Secured Debt	Total

2005	$0	$0	$977	$977
2006	40,000	0	3,332	43,332
2007	0	52,500	15,337	67,837
2008	500,000	42,330	10,577	552,907
2009	0	0	34,126	34,126
2010	0	0	9,083	9,083
2011	0	0	20,860	20,860
Thereafter	0	800,000	80,032	880,032

Total	$540,000	$894,830	$174,324	$1,609,154

Notes: (1)	Reflected at 100% capacity.

3Q05 Earnings Release	October 18, 2005

Investment Activity ($000’s)	Exhibit 10

	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
Funding by Investment Type
Real Property	$16,884	98%	$248,393	93%
Loans Receivable	357	2%	19,456	7%
Subdebt Investments		0%		0%

Total	$17,241	100%	$267,849	100%

Funding by Facility Type
Assisted Living Facilities	$10,684	62%	$65,877	25%
Skilled Nursing Facilities	5,333	31%	140,718	53%
Specialty Care Facilities	1,224	7%	61,254	22%

Total	$17,241	100%	$267,849	100%

Disposition Activity ($000’s)	Exhibit 11

	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
Dispositions by Investment Type
Real Property		0%	$10,034	24%
Loans Receivable	$9,017	100%	13,044	31%
Subdebt Investments		0%	19,467	45%

Total	$9,017	100%	$42,545	100%

Dispositions by Facility Type
Assisted Living Facilities	$9,017	100%	$41,566	98%
Skilled Nursing Facilities		0%		0%
Specialty Care Facilities		0%	979	2%

Total	$9,017	100%	$42,545	100%

Discontinued Operations ($000’s)	Exhibit 12

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Revenues
Rental income	$1,536	$1,828	$4,498	$7,987

Expenses
Interest expense	419	520	1,331	2,150
Provision for depreciation	891	801	2,808	3,667

Income (loss) from discontinued operations, net	$226	$507	$359	$2,170

3Q05 Earnings Release	October 18, 2005

Funds Available For Distribution Reconciliation	Exhibit 13
(Amounts in 000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Net income (loss) available to common stockholders	$19,908	$19,004	$36,105	$56,866
Provision for depreciation (1)	22,067	18,889	63,473	53,705
Loss (gain) on sales of properties	0	0	134	(1,129)
Rental income in excess of cash received	(118)	(3,002)	(4,149)	(12,135)

Funds available for distribution	41,857	34,891	95,563	97,307
Impairment of assets	0	314	0	314
Loss on extinguishment of debt	0	0	18,448	0

Funds available for distribution — adjusted	41,857	35,205	114,011	97,621
Non-recurring rental cash payments	(2,832)	(2,122)	(6,044)	(5,108)

Funds available for distribution — recurring	$39,025	$33,083	$107,967	$92,513

Average common shares outstanding:
Basic	54,038	51,538	53,498	51,200
Diluted	54,359	52,008	53,867	51,787

Per share data:
Net income (loss) available to common stockholders
Basic	$0.37	$0.37	$0.67	$1.11
Diluted	0.37	0.37	0.67	1.10

Funds available for distribution
Basic	$0.77	$0.68	$1.79	$1.90
Diluted	0.77	0.67	1.77	1.88

Funds available for distribution — adjusted
Basic	$0.77	$0.68	$2.13	$1.91
Diluted	0.77	0.68	2.12	1.89

Funds available for distribution — recurring
Basic	$0.72	$0.64	$2.02	$1.81
Diluted	0.72	0.64	2.00	1.79

FAD Payout Ratio
Dividends per share	$0.62	$0.60	$1.84	$1.785
FAD per diluted share	$0.77	$0.67	$1.77	$1.88

FAD payout ratio	81%	90%	104%	95%

FAD Payout Ratio — Adjusted
Dividends per share	$0.62	$0.60	$1.84	$1.785
FAD per diluted share — adjusted	$0.77	$0.68	$2.12	$1.89

FAD payout ratio — adjusted	81%	88%	87%	94%

FAD Payout Ratio — Recurring
Dividends per share	$0.62	$0.60	$1.84	$1.785
FAD per diluted share — recurring	$0.72	$0.64	$2.00	$1.79

FAD payout ratio — recurring	86%	94%	92%	100%

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

3Q05 Earnings Release	October 18, 2005

Funds From Operations Reconciliation	Exhibit 14
(Amounts in 000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Net income (loss) available to common stockholders	$19,908	$19,004	$36,105	$56,866
Provision for depreciation (1)	22,067	18,889	63,473	53,705
Loss (gain) on sales of properties	0	0	134	(1,129)

Funds from operations	41,975	37,893	99,712	109,442
Impairment of assets	0	314	0	314
Loss on extinguishment of debt	0	0	18,448	0

Funds from operations — adjusted	$41,975	$38,207	$118,160	$109,756

Average common shares outstanding:
Basic	54,038	51,538	53,498	51,200
Diluted	54,359	52,008	53,867	51,787

Per share data:
Net income (loss) available to common stockholders
Basic	$0.37	$0.37	$0.67	$1.11
Diluted	0.37	0.37	0.67	1.10

Funds from operations
Basic	$0.78	$0.74	$1.86	$2.14
Diluted	0.77	0.73	1.85	2.11

Funds from operations — adjusted
Basic	$0.78	$0.74	$2.21	$2.14
Diluted	0.77	0.73	2.19	2.12

FFO Payout Ratio
Dividends per share	$0.62	$0.60	$1.84	$1.785
FFO per diluted share	$0.77	$0.73	$1.85	$2.11

FFO payout ratio	81%	82%	99%	85%

FFO Payout Ratio — Adjusted
Dividends per share	$0.62	$0.60	$1.84	$1.785
FFO per diluted share — adjusted	$0.77	$0.73	$2.19	$2.12

FFO payout ratio — adjusted	81%	82%	84%	84%

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

3Q05 Earnings Release	October 18, 2005

Outlook Reconciliations	Exhibit 15
(Amounts in 000’s except per share data)

	Year Ended
	December 31, 2005
	Low	High
Net income available to common stockholders	$55,056	$56,156
Loss (gain) on sales of properties	(1,404)	(1,404)
Provision for depreciation (1)	85,000	85,000

Funds from operations	138,652	139,752
Loss on extinguishment of debt	18,448	18,448

Funds from operations — adjusted	157,100	158,200
Rental income in excess of cash received	(7,000)	(7,000)

Funds available for distribution — adjusted	$150,100	$151,200

Average common shares outstanding (diluted)	54,000	54,000

Per share data (diluted):
Net income available to common stockholders	$1.02	$1.04
Funds from operations	2.57	2.59
Funds from operations — adjusted	2.91	2.93
Funds available for distribution — adjusted	2.78	2.80

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

3Q05 Earnings Release	October 18, 2005

EBITDA Reconciliation ($000’s)	Exhibit 16

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2005		2004		2005		2004
Net income	$25,297		$21,807		$52,366		$64,161
Provision for depreciation (1)	22,067		18,889		63,473		53,705
Interest expense (1)	21,624		17,896		61,255		53,813
Capitalized interest	12		254		626		590
Amortization (2)	911		1,021		4,267		3,231
Provision for loan losses	300		300		900		900

EBITDA	70,211		60,167		182,887		176,400
Loss on extinguishment of debt	0		0		18,448		0

EBITDA — adjusted	$70,211		$60,167		$201,335		$176,400

Interest Coverage Ratio
Interest expense (1)	$21,624		$17,896		$61,255		$53,813
Capitalized interest	12		254		626		590

Total interest	21,636		18,150		61,881		54,403
EBITDA	$70,211		$60,167		$182,887		$176,400

Interest coverage ratio	3.25	x	3.31	x	2.96	x	3.24	x

EBITDA — adjusted	$70,211		$60,167		$201,335		$176,400

Interest coverage ratio — adjusted	3.25	x	3.31	x	3.25	x	3.24	x

Fixed Charge Coverage Ratio
Total interest (1)	$21,636		$18,150		$61,881		$54,403
Preferred dividends	5,389		2,803		16,261		7,295

Total fixed charges	27,025		20,953		78,142		61,698
EBITDA	$70,211		$60,167		$182,887		$176,400

Fixed charge coverage ratio	2.60	x	2.87	x	2.34	x	2.86	x

EBITDA — adjusted	$70,211		$60,167		$201,335		$176,400

Fixed charge coverage ratio — adjusted	2.60	x	2.87	x	2.58	x	2.86	x

Notes:	(1)	Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.

	(2)	Amortization includes amortization of deferred loan expenses, restricted stock and stock options.